Exhibit 23.1

                               FRANCIS & Co., CPAs
                          CERTIFIED PUBLIC ACCOUNTANTS
                                4400 Roswell Rd.
                               Bldg. 142-Suite 301
                             Marietta, Georgia 30062
                                 (770) 650-1180

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use of Post Efffective Amendment No. 2 to the Registration Statement on form SB-2 of our report dated March 3, 2000 relating to the financial statements of Lehigh Acres First National Bancshares, Inc., Lehigh Acres, Florida, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                        /s/ Francis & Co., CPAs
                                                        ------------------------
                                                            FRANCIS & CO., CPAs

Atlanta, Georgia
March 22, 2000